EXHIBIT 99.1




CONTACT:  Tim Gallagher                                    FOR IMMEDIATE RELEASE
                                                           ---------------------

                          CARNIVAL CORPORATION REPORTS
                      FOURTH QUARTER AND FULL YEAR EARNINGS

         MIAMI (12/20/01) - Carnival Corporation (NYSE:CCL) reported net income of $116.3 million ($0.20 Diluted EPS) on revenues of $959.1 million for its fourth quarter ended November 30, 2001, compared to net income of $193.8 million ($0.33 Diluted EPS) on revenues of $850.3 million for the same quarter in 2000.

         Net income for the year ended November 30, 2001, was $926.2 million ($1.58 Diluted EPS) on revenues of $4.54 billion, compared to net income of $965.5 million ($1.60 Diluted EPS) on revenues of $3.78 billion for the same period in 2000.

         Fourth quarter 2001 net income was reduced by $33 million, comprised of an impairment charge of $39 million, primarily related to a write-down in the carrying value of two ships, net of a Costa tax benefit of $6 million. Fourth quarter 2000 included a Costa tax benefit of $27 million.

         The company's fourth quarter comparable cruise results were also adversely affected by the September 11 terrorist attacks, which impacted all leisure travel. The significant reduction in demand for travel following the tragic events of September 11 resulted in the company reporting lower occupancies and prices during the 2001 fourth quarter. Comparable net revenue yields (net revenue per available berth day) for the quarter were down by approximately 7 percent compared to the fourth quarter of 2000.

         Commenting on fourth quarter 2001 results, Carnival Corporation Chairman and CEO Micky Arison said that "in light of the significant impact of the September 11 events on the vacation market, the achievement of quarterly net income of more than $116 million with occupancies of 98 percent is a testament to the strength of our vacation products."

         Looking to 2002, Arison indicated that booking levels have started to recover from the significant slowdown in bookings experienced in the two months following September 11. During the last five weeks, net booking levels have been 45 percent above prior year levels, although cumulative advance bookings for 2002 still remain well behind last year's levels at this time. Arison also noted that 2002 pricing has improved but is still below last year's levels.

                                    - more -

2001 Fourth Quarter Earnings - 2

         At the present time the company's advance booking occupancy levels for the first quarter of fiscal 2002, are approximately 92 percent, which is approximately seven percentage points behind the levels existing at the same time last year. Based on current pricing and booking trends, management presently expects that net revenue yields for the first quarter of 2002 will be down between 10 to 15 percent compared to last year.

         Bookings for the second and third quarters of fiscal 2002 are also behind last year's levels at this time with occupancy down by approximately 11 percentage points each quarter. Pricing on these bookings is also down from the prior year. Arison indicated that, given the current booking trends, he is optimistic that net revenue yield comparisons for the remainder of 2002 will improve compared to the first quarter.

         The company also recently changed the delivery schedule for Holland America's Vista-class newbuilds, assigning one slot to Cunard Line and signing an option on a fifth newbuild. The new delivery schedule for Holland America is as follows: Zuiderdam, November 2002; Oosterdam, June 2003; Vista #3, April 2004; Vista #4, October 2005; and option ship, May 2006. The new 85,000-ton Cunard ship is scheduled for delivery in January 2005, and will target the U.K. vacation market.

         Based on these new delivery dates, the company's shipbuilding commitments for the fiscal years 2002 through 2005 are now estimated to be approximately $1.75 billion, $1.5 billion, $2.0 billion and $700 million, respectively. In addition, the year over year percentage increase in the company's average passenger capacity resulting from the delivery of ships currently under contract for fiscal 2002 through 2006 is expected to approximate
4.5 percent, 16.5 percent, 17.3 percent, 10.6 percent and 2.5 percent, respectively. Carnival does not expect to reschedule any further deliveries.

         Arison pointed out that the company continues to be confident that the fundamental long-term drivers of its growth remain intact. "To enable us to overcome challenges in these times of increased uncertainty, as well as to take advantage of opportunities as they present themselves, it is important for us to maintain our solid operating margins and strong balance sheet." Carnival currently has more than $2.4 billion of cash, short-term investments and undrawn credit lines, and also relatively low debt levels. As a result of its financial strength and operating results, the company believes that it maintains the highest credit ratings in the leisure industry.

         On December 16, 2001, the company announced its pre-conditional offer to acquire P&O Princess Cruises plc for approximately $4.6 billion in cash and Carnival common stock. [Note 2] [Note 3]

                                    - more -

2001 Fourth Quarter Earnings - 3

         Carnival has scheduled a conference call with analysts at 10 a.m. EST (3 p.m. UK time) today to discuss its fourth quarter and full year earnings. This call can be listened to live at the company's Web site at WWW.CARNIVALCORP.COM.

         Carnival Corporation is comprised of Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Holland America Line, Costa Cruises, Cunard Line, Seabourn Cruise Line and Windstar Cruises. Carnival Corporation's various brands operate 43 ships in the Caribbean, Alaska, Europe, Mexican Riviera, South America and other worldwide destinations.

         Additional information can be obtained via Carnival Corporation's Web site at WWW.CARNIVALCORP.COM.


 ******************************************************************************

NOTE 1: Statements in this press release relating to matters that are not historical facts are forward-looking statements. All forward-looking statements, including those which may impact the forecasting of Carnival Corporation's net revenue yields, booking levels, price, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of Carnival Corporation to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions; increases in cruise industry and vacation industry capacity; other vacation industry competition; the ability of the company to implement its shipbuilding program and to continue to expand its business outside the North American market; consumer demand for cruises and other vacation options; the effects on consumer demand of armed conflicts, political instability, terrorism, the availability of air service and adverse media publicity; incidents involving cruise ships; continued availability of attractive port destinations; impact of pending or threatened litigation; changes in tax and other laws and regulations affecting Carnival and other factors which are described in further detail in Carnival's filings with the Securities and Exchange Commission.

For investor inquiries, please contact Beth Roberts, Tel: (011) 44 771 0945 361. For press inquiries, please contact Tim Gallagher, Tel: 1-305-599-2600, ext. 16000, Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.

NOTE 2: Carnival Corporation plans to file a registration statement on Form S-4 and a statement on Schedule TO with the SEC in connection with its pre-conditional offer to acquire P&O Princess Cruises plc. Carnival Corporation plans to mail the prospectus contained in the Form S-4 to stockholders of P&O Princess Cruises plc when the Form S-4 is filed with the SEC. The Form S-4, the prospectus and the Schedule TO will contain important information about Carnival Corporation, P&O Princess Cruises plc, the offer and related matters. Investors and stockholders should read the Form S-4, the prospectus, the Schedule TO and the other documents filed with the SEC in connection with the offer carefully before they make any decision with respect to the offer. The Form S-4, the prospectus, the Schedule TO and all other documents filed with the SEC in connection with the offer will be available when filed free of charge at the SEC's web site, at WWW.SEC.GOV. In addition, the prospectus and all other documents filed with the SEC in connection with the offer will be made available to investors free of charge by writing to: Carnival Corporation, Investor Relations, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.

In addition to the Form S-4, prospectus, the Schedule TO and the other documents filed with the SEC in connection with the offer, Carnival is obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at WWW.SEC.GOV.

NOTE 3: Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of P&O Princess or Carnival, owns or controls, or becomes the owner or controller, directly or indirectly, of one per cent or more of any class of securities of P&O Princess or Carnival is generally required under the provision of Rule 8 of the City Code to notify the London Stock Exchange and the Panel of every dealing in such securities during the period from December 16, 2001, until the first closing date of the Offer or, if later, the date on which the Offer becomes, or is declared, unconditional as to acceptances or lapses. Disclosure should be made on an appropriate form before 12 noon (London time) on the business day following the date of the dealing transaction. These disclosures should be sent to the Company Announcements Office of the London Stock Exchange (fax number: + 44 20 7588 6057) and to the Panel (fax number: + 44 20 7256 9386).

2001 Fourth Quarter Earnings - 4


                              CARNIVAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                              THREE MONTHS ENDED                         TWELVE MONTHS ENDED
                                                 NOVEMBER  30,                               NOVEMBER 30,
                                                 -------------                               ------------
                                       2001                     2000                 2001                     2000
                                       ----                     ----                 ----                     ----
                                (in thousands, except earnings per share)      (in thousands, except earnings per share)
REVENUES                           $  959,102               $  850,326            $ 4,535,751              $ 3,778,542
COSTS AND EXPENSES:
    Operating expenses                547,898                  481,057              2,468,730                2,058,342
    Selling and administrative        161,412                  126,368                618,664                  487,403
    Depreciation and amortization      91,266                   76,527                372,224                  287,667
    Impairment charge                  38,989                                         140,378
                                   ----------               ----------            -----------              -----------
                                      839,565                  683,952              3,599,996                2,833,412
                                   ----------               ----------            -----------              -----------

OPERATING INCOME BEFORE
    INCOME (LOSS) FROM
    AFFILIATED OPERATIONS             119,537                  166,374                935,755                  945,130

INCOME (LOSS) FROM AFFILIATED
    OPERATIONS, NET                                             42,189                (44,024)                  37,828
                                   ----------               ----------            -----------              -----------
OPERATING INCOME                      119,537 (1)              208,563                891,731 (1)              982,958

NONOPERATING (EXPENSE) INCOME:
     Interest income                   11,505                    2,455                 34,255                   16,506
     Interest expense, net            (28,482)                 (16,174)              (120,692)                 (41,372)
     Other income (expense), net        3,190                   (3,781)               108,649 (2)                8,460
     Income tax benefit (expense)      10,562                    2,732                 12,257                   (1,094)
                                   ----------               ----------            -----------              -----------
                                       (3,225)                 (14,768)                34,469                  (17,500)
                                   ----------               ----------            -----------              -----------

NET INCOME                         $  116,312               $  193,795            $   926,200              $   965,458
                                   ==========               ==========            ===========              ===========

EARNINGS PER SHARE:
    Basic                          $     0.20               $     0.33            $      1.58              $      1.61
                                   ==========               ==========            ===========              ===========
    Diluted                        $     0.20               $     0.33            $      1.58              $      1.60
                                   ==========               ==========            ===========              ===========

WEIGHTED AVERAGE SHARES
    OUTSTANDING - BASIC               586,165                  584,474                585,064                  599,665

WEIGHTED AVERAGE SHARES
    OUTSTANDING - DILUTED             587,080                  586,350                586,862                  601,912


(1) EXCLUDING THE $39 MILLION AND $140 MILLION IMPAIRMENT CHARGE, OPERATING INCOME WOULD BE $159 MILLION AND $1.03 BILLION FOR THE THREE AND TWELVE MONTHS ENDED NOVEMBER 30, 2001, RESPECTIVELY.

(2) INCLUDES A GAIN OF APPROXIMATELY $100 MILLION FROM THE SALE OF THE COMPANY'S MINORITY INTEREST IN AIRTOURS PLC.


NOTE: COMMENCING IN FISCAL 2001, THE COMPANY'S STATEMENTS OF OPERATIONS INCLUDED THE CONSOLIDATION OF COSTA'S RESULTS OF OPERATIONS. IN FISCAL 2000, THE COMPANY'S 50 PERCENT INTEREST IN COSTA WAS INCLUDED IN AFFILIATED OPERATIONS.

2001 Fourth Quarter Earnings - 5


                              CARNIVAL CORPORATION
                  SELECTED STATISTICAL AND SEGMENT INFORMATION


                                              THREE MONTHS ENDED                         TWELVE MONTHS ENDED
                                                 NOVEMBER  30,                               NOVEMBER 30,
                                                 -------------                               ------------
                                       2001                     2000                 2001                     2000
                                       ----                     ----                 ----                     ----
                                               (in thousands)                                (in thousands)

STATISTICAL INFORMATION:
    Passengers carried                    790                      674                  3,385                    2,669
    Available lower berth days          5,185                    4,080                 20,685                   15,888
    Occupancy percentage                 97.9%                   103.4%                 104.7%                   105.4%

SEGMENT INFORMATION:
Revenues:
    Cruise                         $  945,745               $  831,857            $ 4,357,942              $ 3,578,372
    Tour                               17,125                   22,643                229,483                  259,662
    Intersegment                       (3,768)                  (4,174)               (51,674)                 (59,492)
                                   ----------               ----------            -----------              -----------
                                   $  959,102               $  850,326            $ 4,535,751              $ 3,778,542
                                   ==========               ==========            ===========              ===========

Operating expenses:
    Cruise                         $  536,011               $  465,495            $ 2,333,502              $ 1,910,371
    Tour                               15,655                   19,736                186,902                  207,463
    Intersegment                       (3,768)                  (4,174)               (51,674)                 (59,492)
                                   ----------               ----------            -----------              -----------
                                   $  547,898               $  481,057            $ 2,468,730              $ 2,058,342
                                   ==========               ==========            ===========              ===========

Operating income (loss):
    Cruise, excluding
      impairment charge            $  172,530               $  182,628            $ 1,092,720              $   957,226
    Tour, excluding
      impairment charge               (11,112)                  (6,967)                (4,426)                   7,664
    Impairment charge                 (38,989)                                       (140,378)
    Affiliated Operations                                       42,189                (44,024)                  37,828
    Corporate                          (2,892)                  (9,287)               (12,161)                 (19,760)
                                   ----------               ----------            -----------              -----------
                                   $  119,537               $  208,563            $   891,731              $   982,958
                                   ==========               ==========            ===========              ===========


NOTE: COMMENCING IN FISCAL 2001, THE COMPANY'S STATEMENTS OF OPERATIONS AND SELECTED STATISTICAL INFORMATION INCLUDED THE CONSOLIDATION OF COSTA'S RESULTS OF OPERATIONS. IN FISCAL 2000, COSTA'S RESULTS OF OPERATIONS WERE INCLUDED IN AFFILIATED OPERATIONS AND WERE NOT INCLUDED IN THE 2000 STATISTICAL INFORMATION.


                                       ###